Exhibit 99.1

ITG Reports First Quarter 2016 Results

Market Share Recovery Continues Across Operating Regions

NEW YORK, May 5, 2016 — ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended March 31, 2016.

First quarter 2016 highlights included:

•                  GAAP net loss of $2.5 million, or $0.08 per diluted share compared to GAAP net income of $16.7 million, or $0.47 per diluted share for the first quarter of 2015. GAAP results for the first quarter of 2016 include (i) the amount expensed during the first quarter of 2016 of $2.8 million pre-tax, or $0.08 per diluted share after taxes, for upfront cash and stock awards granted to ITG’s new CEO; and (ii) charges of $2.8 million pre-tax, or $0.05 per diluted share after taxes, in reserves and associated legal fees related to the arbitration with ITG’s former CEO.

•                  Adjusted net income of $1.8 million, or $0.05 per share, excluding the charges related to the upfront compensation expense for ITG’s new CEO and the arbitration. There were no non-GAAP adjustments to earnings in the first quarter of 2015.

•                  Revenues of $124.7 million, compared to revenues of $149.7 million in the first quarter of 2015.

•                  GAAP expenses of $128.3 million and adjusted expenses of $122.7 million compared to GAAP expenses of $127.4 million in the first quarter of 2015.

•                  Average daily trading volume in the U.S. of 162 million shares versus 125 million shares in the fourth quarter of 2015 and 191 million shares in the first quarter of 2015. POSIT® average daily U.S. volume was 65 million shares compared to 49 million shares in the fourth quarter of 2015 and 93 million shares in the first quarter of 2015. Total average daily U.S. volume traded through POSIT Alert® was 13 million shares, compared to 8 million shares in the fourth quarter of 2015 and 17 million shares in the first quarter of 2015.

•                  In Europe, average daily value traded in POSIT was $1.37 billion, up from $1.24 billion in the fourth quarter of 2015 and $1.30 billion in the first quarter of 2015.

Total average daily value traded through POSIT Alert in Europe was down 2% compared to the fourth quarter of 2015 and down 23% compared to the first quarter of 2015.

•                  The repurchase of 588,000 shares of common stock for a total of $9.6 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $240.7 million for a total of 15.9 million shares, resulting in a decrease in shares outstanding, net of issuances, by more than 24%.

Commenting on the results, ITG Chief Executive Officer and President, Frank Troise, said, “We are regaining business momentum, as shown by the sequential revenue improvements in all four of our operating regions, although work still needs to be done to engage more deeply with our clients. As we conclude our end-to-end business review in the coming months we will look to make targeted investments to establish our place as the best-in-class provider of execution, liquidity, workflow and measurement solutions to the institutional trading community.”

Regional Segment Results

ITG’s North American revenues were $82.4 million in the first quarter of 2016 compared to $75.8 million in the fourth quarter of 2015 and $99.4 million in the first quarter of 2015. ITG reported net income of $3.2 million in North America in the first quarter of 2016, compared to a net loss of $2.0 million in the fourth quarter of 2015 and net income of $8.9 million in the first quarter of 2015. U.S. revenues were $66.3 million, up from $63.3 million in the fourth quarter of 2015 and down from $80.5 million in the first quarter of 2015, including the impact of the sale of the energy research business in the fourth quarter of 2015. Canada revenues were $16.1 million, up from $12.5 million in the fourth quarter of 2015 but down from $18.9 million in the first quarter of 2015, including the impact of currency translation.

ITG’s Europe and Asia Pacific revenues were $41.9 million in the first quarter of 2016 compared to $40.4 million in the fourth quarter of 2015 and $50.1 million in the first quarter of 2015, including the impact of currency translation. European revenues were $31.1 million, up from $30.7 million in the fourth quarter of 2015 and down from $36.6 million in the first quarter of 2015. Asia Pacific revenues were $10.8 million, up from $9.8 million in the fourth quarter of 2015 but down from $13.5 million in the first quarter of 2015. ITG’s Europe and Asia Pacific operations reported net income of $4.1 million in the first quarter of 2016 compared to $2.5 million in the fourth quarter of 2015 and $10.5 million in the first quarter of 2015.

Corporate activity reduced GAAP net income by $9.7 million in the first quarter of 2016, including the after-tax impact of the amount expensed during the first quarter of 2016 for the upfront cash and stock awards to ITG’s new CEO, a significant portion of which replaced compensation he forfeited at his former employer, and the reserves and associated legal fees related to the arbitration with ITG’s former CEO. Corporate activity reduced net income by $2.7 million in the first quarter of 2015. Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG’s regional and product group business lines including, among others, the costs of being a public company, intangible amortization, interest expense, the costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating items.

The discussion of results above includes adjusted expenses, adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

A conference call to discuss the firm’s results will be held at 11:00 am ET on May 5, 2016. Those wishing to listen to the call should dial 1-844-881-0134 (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation will be available on ITG’s website at investor.itg.com. For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10084196. The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent broker and financial technology firm that improves the efficiency and execution quality of institutional trading. ITG helps clients understand market trends, mitigate risk and navigate increasingly complex markets. A leader in electronic trading since launching the POSIT crossing network in 1987, ITG takes a consultative approach in delivering the highest quality execution and liquidity solutions along with analytical tools and research. The firm is headquartered in New York with offices in North America, Europe, and the Asia Pacific region. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2015 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic transactions or initiatives, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Commissions and fees	$98,960	$118,926
Recurring	22,195	26,932
Other	3,513	3,869
Total revenues	124,668	149,727

Expenses:
Compensation and employee benefits	52,464	57,408
Transaction processing	22,834	24,573
Occupancy and equipment	13,978	14,372
Telecommunications and data processing services	14,773	12,772
Other general and administrative	23,722	17,757
Interest expense	535	505
Total expenses	128,306	127,387
(Loss) income before income tax (benefit) expense	(3,638)	22,340
Income tax (benefit) expense	(1,132)	5,607
Net (loss) income	$(2,506)	$16,733

(Loss) income per share:
Basic	$(0.08)	$0.49
Diluted	$(0.08)	$0.47

Basic weighted average number of common shares outstanding	33,106	34,268
Diluted weighted average number of common shares outstanding	33,106	35,451

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three months ended March 31,
	2016	2015
Revenues by Geographic Region:
U.S Operations	$66,329	$80,454
Canadian Operations	16,096	18,913
European Operations	31,139	36,605
Asia Pacific Operations	10,757	13,522
Corporate (non-product)	347	233
Total Revenues	$124,668	$149,727

	Three months ended March 31,
	2016	2015
Revenues by Product Group:
Electronic Brokerage	$64,261	$80,454
Research Sales and Trading	25,532	32,513
Trading Platforms	23,593	25,073
Analytics	10,935	11,454
Corporate (non-product)	347	233
Total Revenues	$124,668	$149,727

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share amounts)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$274,388	$330,653
Cash restricted or segregated under regulations and other	38,104	37,852
Deposits with clearing organizations	79,618	70,860
Securities owned, at fair value	6,157	5,598
Receivables from brokers, dealers and clearing organizations	974,433	1,036,777
Receivables from customers	70,151	49,176
Premises and equipment, net	54,511	55,496
Capitalized software, net	39,837	39,379
Goodwill, net	11,563	11,933
Intangibles, net	23,980	24,611
Income taxes receivable	3,865	128
Deferred taxes	13,954	23,590
Other assets	26,662	22,969
Total assets	$1,617,223	$1,709,022
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$150,982	$169,530
Short-term bank loans	81,820	81,934
Payables to brokers, dealers and clearing organizations	897,523	960,559
Payables to customers	21,026	9,957
Securities sold, not yet purchased, at fair value	4,019	2,637
Income taxes payable	5,762	17,017
Deferred taxes	—	—
Term debt	11,102	12,567
Total liabilities	1,172,234	1,254,201
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,360,184 and 52,300,885 shares issued at March 31, 2016 and December 31, 2015, respectively	524	523
Additional paid-in capital	230,678	239,090
Retained earnings	566,750	571,626
Common stock held in treasury, at cost; 19,156,215 and 19,207,419 shares at March 31, 2016 and December 31, 2015, respectively	(335,287)	(336,923)
Accumulated other comprehensive loss (net of tax)	(17,676)	(19,495)
Total stockholders’ equity	444,989	454,821
Total liabilities and stockholders’ equity	$1,617,223	$1,709,022

INVESTMENT TECHNOLOGY GROUP, INC.

Non-GAAP Financial Measures

(In thousands, except per share amounts)

In evaluating ITG’s financial performance, management reviews results from operations, which excludes certain unique or non-operating items. Adjusted net income and related per share amounts, adjusted expenses, adjusted pre-tax income, adjusted income tax expense, and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP performance measures that the Company believes provides investors with greater transparency and supplemental data relating to our financial condition and results of operation, and therefore a more complete understanding of factors affecting our business than U.S. GAAP measures alone. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

Three Months Ended March 31, 2016
Total expenses	$128,306
Less:
CEO compensation (1)	2,797
Contingencies for legal proceedings (2)	2,812
Adjusted expenses	122,697

Loss before income tax benefit	(3,638)
Effect of adjustments	5,609
Adjusted pre-tax income	1,971

Income tax benefit	(1,132)
Tax effect of adjustments (1)(2)	1,262
Adjusted income tax expense	130

Net loss	(2,506)
Net effect of adjustments	4,347
Adjusted net income	$1,841

Diluted loss per share	$(0.08)
Net effect of adjustments	0.13
Adjusted earnings per diluted share	$0.05

Notes:

(1)         The Company’s new Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards during the three months ended March 31, 2016 was eligible for a tax deduction.

(2)         During the three months ended March 31, 2016, the Company established a reserve of $2.5 million in accordance with ASC 450, Contingencies, for the pending arbitration case with the Company’s former Chief Executive Officer and incurred legal fees related to this matter of $0.3 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended March 31,
	2016	2015

Net (Loss) Income (1)	$(2,506)	$16,733
Impact of adjustments, after-tax	4,347	—
Adjusted net income	1,841	16,733
Deduct:
Investment income	(307)	(222)

Add Back:
Interest expense	535	505
Provision for income taxes	(1,132)	5,607
Tax effect of adjustments	1,262	—
Depreciation and Amortization	10,781	11,161
Adjusted earnings before interest, taxes, depreciation, and amortization	$12,980	$33,784

Notes:

(1)         Net income includes pre-tax charges for non-cash stock-based compensation of $6.6 million (including $1.3 million for the upfront stock awards to the new Chief Executive Officer) and $4.9 million for the three months ended March 31, 2016 and 2015, respectively.

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